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                                   ITEM  21

                             LIST OF SUBSIDIARIES


            The Company maintains the following wholly-owned subsidiary offices:



                      United Kingdom      Old Bridge House
                                          40 Church St.
                                          Staines, Middlesse
                                          TW184EP England



                      Austrailasia        Level 5, Suite 504
                                          1 Elizabeth Plaza, Educom House
                                          North Sydney,  2060 NSW
                                          Australia



                      Singapore/ASEAN     77 Science Park Drive
                                          CINTECH III #03-05
                                          Singapore 0511



                      South Africa        2nd fl, Block D, Edenburg Terraces
                                          348 Rivonia Blvd (corner 10th Ave.)
                                          Rivonia, South Africa



                      GPS Scandinavia     Olaf Helsets Veig
                                          P.O. Box 6518 Etterstad
                                          N-060
                                          Olso, Norway